Exhibit 10.20

Amendment No. 4

LINCOLN NATIONAL CORPORATION

EXCESS RETIREMENT PLAN

Pursuant to Section 6.1 of the Lincoln National Corporation Excess Retirement Plan (the “Plan”), the most senior human resources officer of Lincoln National Corporation amends  the Plan, effective as of the dates set forth below, as follows:

1.	The definition of “Plan Administrator” under Article I is amended, effective January 1, 2018, to read as follows:

“‘Plan Administrator’ means the Corporation’s Chief Human Resources Officer.”

2.Section 7.5(b)(ii) of the Plan is amended in its entirety, effective January 1, 2018, to read as follows:

“(ii)Valuation.  The lump sum shall be valued within a reasonable period of time prior to the date that the payment to the alternate payee is actually issued by the Plan.”

3. “Distribution Provisions for Grandfathered Benefits” under Appendix A Grandfathered Benefits is amended in its entirety, effective January 1, 2019, to read as follows:

“Distribution Provisions for Grandfathered Benefits.  Distribution of Grandfathered Benefits shall be made in accordance with (1), (2) and (3) below:

(1) Distribution Provisions for Employees.

(A) The form of distribution available for a Grandfathered Benefit is the same as the form of distribution elected by the Participant under the applicable Employees’ Qualified Plan.

(B)The benefit commencement date for a Grandfathered Benefit shall be the first of the month following the month in which the Participant Separates from Service.

(2) Distribution Provisions for LNL Agents, DAN Agents and ABGA Agents.  In general, the benefit commencement date, and the form of distribution for a Grandfathered Benefit is the same as elected under the applicable Agents’ Qualified Plan.

(3)Participants with Grandfathered Benefits may change or defer their benefit commencement date and/or distribution form only as provided under the terms of the applicable Predecessor Plan in effect on December 31, 2004.  Any elections to change or defer a benefit commencement date or distribution form must be made at least 366 days prior to the original benefit determination date in effect for the Participant.

In addition, effective January 1, 2008, if the Present Value of a Participant’s Grandfathered Benefit is $15,500 or less at the time the Participant Separates from Service,  the benefit shall be distributed to the Participant in a lump sum payment as soon as administratively possible after Separation from Service.”

4.In all other respects, said Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Executive Vice President, Chief People, Place, Brand Officer of the Company has executed this amendment this 18th day of December 2018.

LINCOLN NATIONAL CORPORATION

/s/ Lisa M. Buckingham
By: Lisa M. Buckingham
Its: Executive Vice President, Chief People, Place, Brand Officer